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                                                                     EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
         The Huntington Funds:

We consent to use of our report dated February 11, 2000 for the Huntington Funds as incorporated by reference herein and to the reference to our firm under the headings "Financial Highlights-Money Market Funds," "Financial Highlights-Equity Funds," and "Financial Highlights-Income Funds" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included herein.






/s/ KPMG LLP
Columbus, Ohio
April 27, 2000